Exhibit 99.1

[AGREEMENT]

THIS AGREEMENT, made as of this 9th day of March, 2020 (the “Agreement”), by and between EagleBank, a Maryland chartered commercial bank headquartered in Bethesda, Maryland (the “Bank”), Eagle Bancorp, Inc., the Bank’s parent corporation and sole stockholder (“Bancorp”), and Leland M. Weinstein, a member of the Board of Directors of the Bank (the “Director”).

WHEREAS, the Director is a member of the Board of Directors of the Bank; and

WHEREAS, the Director has voluntarily resigned from the Board of Directors of the Bank and the Bank has accepted such resignation; and

WHEREAS, the Director and the Bank desire to set forth certain provisions relating to the continuing obligations of the Director and certain other items in connection with such resignation;

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                   Resignation. The Director hereby tenders his resignation as a member of the Board of Directors of the Bank, and as a member of all committees thereof, effective as of March __, 2020 (the “Effective Date”). In connection with such resignation, the Director shall and shall be deemed to have immediately resigned from any and all director and other positions he then holds with the Bank and its affiliates (and this Agreement shall act as notice of resignation by the Director without any further action required by the Director).

2.                   Compensatory Items. On the Effective Date, each award of restricted stock units, restricted stock and/or options that is unvested or otherwise subject to any risk of forfeiture as of the date hereof shall be forfeited with no further compensation due to the Director. Any vested but unexercised option which the Director may hold as of the date hereof shall remain exercisable in accord with the terms of any Bank Entity plan pursuant to which such options were issued or in accordance with any agreement entered into in connection with such award. The parties agree that any cash compensation that has previously been paid to the Director in consideration of his future service may be retained by the Director and need not be returned to the Bank due to the Director’s resignation.

3.                   Confidentiality; Non-Interference; Nondisparagement.

(a)                Confidential Information. The Director, during his service as a director, will have, and has had, access to and become familiar with, various confidential and proprietary information of the Bank and Bancorp and/or relating to the business of the Bank and Bancorp and their respective affiliates (collectively, the “Bank Entities”), including, but not limited to: business plans; operating results; customer data; internal working documents and communications; relationships with and supervision by the Bank Entities’ federal and state regulators, and other materials related to the businesses or activities of the Bank Entities which is not generally made available to the public (“Confidential Information”). Failure to mark any Confidential Information as confidential, proprietary or protected information shall not affect its status as Confidential Information.

(b)                Nondisclosure. The Director hereby covenants and agrees that he shall not, directly or indirectly, disclose or use, or authorize any person to disclose or use, any Confidential Information; provided however, that this restriction shall not apply to the use or disclosure of Confidential Information (i) to any governmental entity to the extent required by law or (ii) which is or becomes publicly known and available through no wrongful act of the Director or any affiliate of the Director. Notwithstanding the foregoing, the Director and the Bank acknowledge and agree that nothing contained in this Section 3 shall be interpreted, construed, asserted or enforced by the Bank to prohibit the Director from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation or (ii) require notification or prior approval by the Bank of any such report; provided that, the Director is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. Further, nothing contained in this Agreement shall be interpreted, construed, asserted or enforced by any Bank Entity to prohibit or disqualify the Director from being awarded, receiving and/or enjoying the benefit of, any award, reward, emolument or payment, or other relief of any kind whatsoever, from any agency, which is provided based upon the Director’s providing information to any such agency as a whistleblower under applicable law or regulation. The Bank hereby waives any right to assert or enforce the provisions of this Agreement in a manner which would impede any whistleblower activity in accordance with applicable law or regulation. Furthermore, the Director shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

(c)                Documents. All files, papers, records, documents, compilations, summaries, lists, reports, notes, databases, tapes, sketches, drawings, memoranda, and similar items (collectively, “Documents”), whether prepared by the Director, or otherwise provided to or coming into the possession of the Director, that contain any Confidential Information about or pertaining or relating to any Bank Entity (the “Information”) shall at all times remain the exclusive property of such Bank Entity. The Director shall take reasonable efforts to (i) return to the Bank all Documents in any tangible form (whether originals, copies or reproductions) and all computer disks or other media containing or embodying any Document or Information; and (ii) purge and destroy all Documents and Information in any intangible form (including computerized, digital or other electronic format).

(d)                Non-Interference. The Director hereby covenants and agrees that until the date that is twenty four (24) months after the Effective Date (the “Restricted Period”), the Director will not, directly or indirectly, for himself or any other person (whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, member, manager, employee, contractor, consultant or any other capacity):

(i)                 induce or attempt to induce any customer, supplier, officer, director, employee, contractor, consultant, agent or representative of, or any other person that has a business relationship with a Bank Entity, to discontinue, terminate or reduce the extent of its, his or her relationship with any Bank Entity or to take any action that would disrupt or otherwise be disadvantageous to any such relationship;

(ii)               solicit any customer of a Bank Entity for the purpose of providing any Competitive Products or Services to such customer (other than any solicitation to the general public that is not disproportionately directed at customers of any Bank Entity); or

(iii)             solicit any employee of any of a Bank Entity to commence employment with, become a consultant or independent contractor to or otherwise provide services for the benefit of any other Competitive Business.

For purposes of this Section 3: (i) “Competitive Business” means the banking and financial services business, which includes, without limitation, consumer savings, commercial banking, the insurance and trust business, the savings and loan business and mortgage lending, or any other business in which any Bank Entity is engaged or has invested significant resources in preparation for becoming actively engaged; and (ii) “Competitive Products or Services” means, as of any time, those products or services of the type that any Bank Entity is providing, or is actively preparing to provide, to its customers.

(e)                Nondisparagement. During the Restricted Period, the Director shall not, directly or indirectly, orally or in writing, in any forum, or by means of any medium (including, but not limited to, television or radio, newspapers, newsletters, magazines, circulars, blogs, computer networks or bulletin boards, or any other form of communication), make to any third party (including but not limited to any customer, former customer or potential customer of any Bank Entity, any employee or other representative of any bank regulatory agency, or any employee of any Bank Entity, any disparaging or defamatory statements about any Bank Entity. During the Restricted Period, the Bank and Bancorp shall not, and shall use reasonable efforts to ensure that their respective executive officers, and members of their respective board of directors do not, make any disparaging or defamatory statements about the Director. Nothing in this Section 3(e) shall (i) apply to any communication with any governmental entity to the extent required by law or (ii) limit the rights of any Bank Entity in any legal proceedings by, against or involving a Bank Entity, including without limitation any rights, remedies or obligations of any Bank Entity under this Agreement.

(f)                 Injunction. In the event of any breach or threatened or attempted breach of any provision of this Section 3 by the Director, the Bank and Bancorp shall, in addition to and not to the exclusion of any other rights and remedies at law or in equity, be entitled to seek and receive from any court of competent jurisdiction (i) full temporary and permanent injunctive relief enjoining and restraining the Director and each and every other person concerned therein from the continuation of such violative acts and (ii) a decree for specific performance of the applicable provisions of this Agreement, without being required to furnish any bond or other security.

(g)                Reasonableness. The Director has carefully read and considered the provisions of this Section 3 and, having done so, agrees that the restrictions and agreements set forth in this Section 3 are fair and reasonable and are reasonably required for the protection of the interests of the Bank Entities. If any court of competent jurisdiction should determine that the duration or scope of any provision in this Section 3 exceeds the maximum that is reasonable and enforceable under applicable law, the parties agree that said provision shall automatically be modified and deemed to extend only over the maximum duration or scope as to which such provision or restriction said court determines to be valid and enforceable under applicable law, which determination the parties direct the court to make, and the parties agree to be bound by such modified provision or restriction.

4.                   General Release.

(a)                Release of Claims. In consideration of the benefits the Director has received pursuant to this Agreement, including without limitation under Sections 2 and 3(e), and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Director, on behalf of himself and his heirs, executors, administrators, and assigns, hereby releases and discharges the Bank and its past present and future subsidiaries, divisions, affiliates and parents, and their respective current and former officers, directors, employees, agents, shareholders, employee benefit plans (and the administrator(s) and fiduciaries of such plans), attorneys, and/or owners, and their respective successors, and assigns, and any other person or entity claimed to be jointly or severally liable with the Bank or any of the aforementioned persons or entities (the “Released Parties”) from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, attorney’s fees, costs, expenses, and demands whatsoever (“Claims”) which the Director and his heirs, executors, administrators, and assigns have, had, or may hereafter have against the Released Parties or any of them arising out of or by reason of his service to the Bank (and its affiliates) and the cessation of such service from the beginning of the world to the date hereof (the “General Release”). The Claims covered by this General Release also include, but are not limited to any and all Claims arising under any employment-related federal, state, or local statute, rule, or regulation, any federal, state or local anti-discrimination law, or any principle of contract law or common law, including but not limited to, the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000 et seq., the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., 42 U.S.C. § 1981, the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., and any other equivalent or similar federal, state, or local statute; provided, however, that the Director does not release or discharge the Released Parties from any of the Bank’s obligations to him under or pursuant to (a) any vested securities of the Bank that the Director owns, (b) claims for indemnification under the Bank’s by-laws or policies of insurance or (c) any claims that cannot be released as a matter of law. It is understood that nothing in this General Release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to the Director, any such wrongdoing being expressly denied.

(b)                Voluntary Release. The Director represents and warrants that he fully understands the terms of this General Release, that he has been and hereby is encouraged to seek, and has sought, the benefit of advice of legal counsel, and that he knowingly and voluntarily, of his own free will, without any duress, being fully informed, and after due deliberation, accepts its terms and signs below as his own free act. Except as otherwise provided herein, the Director understands that as a result of executing this General Release, he will not have the right to assert that the Bank or any other of the Released Parties unlawfully terminated his service or violated any of his rights in connection with his engagement to provide service.

(c)                Proceedings. The Director further represents and warrants that he has not filed, and will not file or initiate, or cause to be filed or initiated on his behalf, any lawsuit against any of the Released Parties before any federal, state, or local agency, court, or other body asserting any Claims barred or released in this General Release, and will not voluntarily participate in such a proceeding. If the Director breaches this promise, and the action is found to be barred in whole or in part by this General Release, the Director agrees to pay the attorneys’ fees and costs, or the proportions thereof, incurred by the applicable Released Party in defending against those Claims that are found to be barred by this General Release. Nothing in this General Release shall preclude or prevent the Director from filing a charge or complaint with the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). The Director further understands that neither this General Release nor the Agreement limits the Director’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Bank. Neither this General Release nor the Agreement limits the Director’s right to receive an award for information provided to any Government Agencies. Despite the foregoing, the Director is not permitted to reveal to any third party, including any governmental, law enforcement, or regulatory authority, information the Director came to learn during the course of the Director’s service with the Bank that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine and/or other applicable legal privileges. The Bank and its affiliates do not waive any applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product, and other privileged information.

5.                   Cooperation. The Director further agrees that, subject to reimbursement of the Director’s reasonable expenses, the Director will cooperate fully with the Bank and its counsel with respect to any dispute, claim, litigation or investigation by any person or entity against or involving the Bank or any Bank Entity, or any of their respective officers, employees, agents or representatives. The Director also agrees to be available at and for reasonable times, upon reasonable notice, for such things as interviews, depositions and trials and without the need for any legal proceeding, subpoena or other compulsory process. The Director will render such cooperation in a timely manner on reasonable notice from the Bank, provided that the Bank will attempt to limit the need for the Director’s cooperation under this paragraph so as not to unduly interfere with the Director’s other personal and professional commitments.

6.                   No Limitation. The provisions hereof shall not be deemed to be descriptive of the limits of any duty, fiduciary or otherwise, which the Director may owe to the Bank as a result of having served as a member of the Board of Directors of the Bank (or in service to any Bank Entity). The Director acknowledges and agrees that he may owe additional continuing fiduciary or other duties to the Bank Entities.

7.                   Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Bancorp or Bank that shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bancorp or Bank.

8.                   Notices. Each notice, demand, request, consent, report, approval or communication (“Notice”) which is or may be required to be given under this Agreement by any party to any other party shall be in writing and given by telex, telecopy, personal delivery, receipted delivery service, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served at the addresses set forth below. Notices shall be effective on the date sent via telex or telecopy, the date delivered personally or by receipted delivery service, or three (3) business days after the date mailed. Each party may designate, by Notice in writing to the other party, a new address to which any Notice may thereafter be given, delivered or sent.

To the Bank:	EagleBank
c/o Susan G. Riel
7835 Old Georgetown Road
Bethesda, Maryland 20814
Fax: 301.986.8529

To the Director: at his residence address most recently filed with the Bank

9.                   Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties.

10.               Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its conflict of laws principles.

11.               Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

12.               Headings. Headings contained herein are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

13.               Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

14.               Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EAGLEBANK

By: /s/ Susan G. Riel

Name: Susan G. Riel

Title: President, Chief Executive Officer

EAGLE BANCORP, INC.

By: /s/ Susan G. Riel

Name: Susan G. Riel

Title: President, Chief Executive Officer

DIRECTOR

/s/ Leland M. Weinstein

Name: Leland M. Weinstein

Cover	[Mar. ●, 2020]
Cover [Abstract]
Document Type	8-K
Amendment Flag	false
Document Period End Date	[Mar. ●, 2020]
Entity File Number	0-25923
Entity Registrant Name	Eagle Bancorp, Inc.
Entity Central Index Key	0001050441
Entity Tax Identification Number	52-2061461
Entity Incorporation, State or Country Code	MD
Entity Address, Address Line One	7830 Old Georgetown Road
Entity Address, City or Town	Bethesda
Entity Address, State or Province	MD
Entity Address, Postal Zip Code	20814
City Area Code	301
Local Phone Number	986-1800
Written Communications	false
Soliciting Material	false
Pre-commencement Tender Offer	false
Pre-commencement Issuer Tender Offer	false
Title of 12(b) Security	Common Stock, $0.01 par value
Trading Symbol	EGBN
Security Exchange Name	NASDAQ
Entity Emerging Growth Company	false